Exhibit (g)(7)

WESTCORE TRUST

Form of

Amendment No. 1 to

FOREIGN CUSTODY MANAGER AGREEMENT

__________________, 2008

The Bank of New York Mellon Corporation

One Wall Street

New York, NY  10286

Dear Sirs:

            The purpose of this letter is to confirm that the undersigned, Westcore Trust (the “Trust”), a Massachusetts business trust, hereby appoints The Bank of New York Mellon Corporation (“BONY”) to act as Foreign Custody Manager of the property belonging to the Trust’s Micro-Cap Opportunity Fund on the terms and conditions set forth in the Foreign Custody Manager Agreement between the Trust and BONY, dated July 2, 2001 (the “Agreement”), and for the compensation as agreed upon in writing from time to time by the Trust and BONY.

            Please sign below to accept this appointment and to agree that the Agreement is hereby amended to provide that BONY shall act as the custodian for the Trust’s Micro-Cap Opportunity Fund in accordance with the foregoing.

Sincerely,

WESTCORE TRUST

By:_________________________________

Name:  Jasper R. Frontz

Title:

Accepted:

The Bank of New York Mellon Corporation

By:___________________________________

Name:

Title: